                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT
                                   [NW 1990 A]


                  This FIRST AMENDMENT TO PARTICIPATION AGREEMENT [NW 1990 A], dated as of June 12, 1996, among (i) NORTHWEST AIRLINES, INC., a Minnesota
corporation (the "LESSEE"), (ii) [                                       ] (the
"OWNER PARTICIPANT"), (iii) FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (the "OWNER TRUSTEE") under the Trust Agreement (as defined below), (iv) STATE STREET BANK AND TRUST COMPANY, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity, the "PASS THROUGH TRUSTEE") under each of the four separate Pass Through Trust Agreements (as defined below), (v) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity, but solely as subordination agent and trustee (in such capacity, the "SUBORDINATION AGENT") under the Intercreditor Agreement (as defined below), and
(vii) STATE STREET BANK AND TRUST COMPANY, in its individual capacity and as Indenture Trustee (the "INDENTURE TRUSTEE") under the Indenture (as defined below).

                  Except as otherwise defined in this Amendment, the terms used herein in capitalized form shall have the meanings attributed thereto in the Lease;

                              W I T N E S S E T H:

                  WHEREAS, Lessee, the Owner Participant, The First National Bank of Boston, in its individual capacity and as owner trustee (the "ORIGINAL
OWNER TRUSTEE"), [                                      ], as the loan
participant (the "ORIGINAL LOAN PARTICIPANT") and The Connecticut Bank and Trust Company, National Association, in its individual capacity and as indenture trustee (the "ORIGINAL INDENTURE TRUSTEE") entered into the Participation Agreement [NW 1990 A], dated as of August 23, 1990 (the "ORIGINAL PARTICIPATION AGREEMENT"), providing for the sale and lease of one Boeing 747-451 aircraft (the "AIRCRAFT");

                  WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Original Owner Trustee and the Original Indenture Trustee, entered into the Trust Indenture and Security Agreement [NW 1990 A], dated as of August 23, 1990, as supplemented by Trust Agreement and Indenture Supplement [NW 1990 A], dated August 23, 1990 (the "ORIGINAL INDENTURE"), pursuant to which the Original Owner Trustee issued to the Original Loan Participant secured certificates substantially in the form set forth in
Article II thereof (the "ORIGINAL SECURED CERTIFICATES") as evidence of the loan then being made by the Original Loan Participant in participating in the payment of Lessor's Cost;

                  WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Original Owner Trustee and Lessee entered into the Lease

Agreement [NW 1990 A] relating to the Aircraft, dated as of August 23, 1990, as supplemented by Lease Supplement No. 1 [NW 1990 A] dated August 23, 1990 (the "ORIGINAL LEASE"), whereby, subject to the terms and conditions set forth therein, the Original Owner Trustee agreed to lease to Lessee, and Lessee agreed to lease from the Original Owner Trustee, the Aircraft commencing on the Delivery Date;

                  WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Participant and the Original Owner Trustee entered into the Trust Agreement [NW 1990 A], dated as of August 23, 1990 (the "ORIGINAL TRUST AGREEMENT"), pursuant to which the Original Owner Trustee agreed, among other things, to hold the Trust Estate defined in Section
1.01 thereof for the benefit of the Owner Participant thereunder;

                  WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, the Owner Participant entered into a Tax Indemnity Agreement [NW 1990 A] relating to the Aircraft, dated as of August 23, 1990 (the "ORIGINAL TAX INDEMNITY AGREEMENT"), with Lessee;

                  WHEREAS, pursuant to an Instrument of Transfer, Removal, Appointment, Assumption and Acceptance, dated May 28, 1996, the Owner Trustee succeeded to all of the estates, properties, rights, powers, duties and trusts of the Original Owner Trustee under the Trust Agreement and the other Operative Documents to which the Original Owner Trustee was a party;

                  WHEREAS, pursuant to an Instrument of Assignment and Acceptance of Trust Indenture and Security Agreement [NW 1990 A] dated as of July 14, 1991, the Indenture Trustee succeeded to the Original Indenture Trustee, as indenture trustee under the Original Indenture;

                  WHEREAS, Section 17 of the Original Participation Agreement contemplates the redemption of the Original Secured Certificates pursuant to
Section 2.10 of the Original Indenture as part of a refinancing operation,
Section 3(d) of the Original Lease contemplates the adjustment of Rent in the event of such a refinancing operation, and Lessee has given its written notice to the Owner Participant and the Owner Trustee pursuant to such Section 17 of its desire to implement such a refinancing operation;

                  WHEREAS, Lessee, the Guarantor, the Owner Trustee, the Pass Through Trustee, the Owner Participant, the Subordination Agent and the Indenture Trustee have entered into the Refunding Agreement [NW 1990 A], dated as of June 3, 1996 (the "REFUNDING AGREEMENT");

                  WHEREAS, concurrently with the execution and delivery of this Amendment, the Owner Trustee and the Indenture Trustee have amended and restated the Original Indenture as the Amended and Restated Trust Indenture and Security Agreement [NW 1990 A], dated as of the date hereof (the "INDENTURE"), under which Indenture the Owner Trustee shall issue new secured certificates substantially in the form set forth in Section 2.01 thereof (the "REFINANCING SECURED CERTIFICATES") in four series;

                  WHEREAS, concurrently with the execution and delivery of the Refunding Agreement, the Owner Trustee and Lessee entered into the First Amendment to Lease Agreement [NW 1990 A], dated as of June 3, 1996 (the "LEASE AMENDMENT NO. 1"; the Original Lease, as amended by the Lease Amendment No. 1, the "LEASE");

                  WHEREAS, concurrently with the execution and delivery of this Amendment, the Owner Participant and the Owner Trustee have entered into the First Amendment to Trust Agreement [NW 1990 A], dated as of the date hereof (the "TRUST AGREEMENT AMENDMENT NO. 1"; the Original Trust Agreement, as amended by the Trust Agreement Amendment No. 1, the "TRUST AGREEMENT");

                  WHEREAS, concurrently with the execution and delivery of the Refunding Agreement, the Owner Participant and Lessee entered into the First Amendment to Tax Indemnity Agreement [NW 1990 A], dated as of June 3, 1996 (the "TIA AMENDMENT NO. 1"; the Original Tax Indemnity Agreement, as amended by the TIA Amendment No. 1, the "TAX INDEMNITY AGREEMENT");

                  WHEREAS, concurrently with the execution and delivery of this Amendment, the Guarantor has entered into the Guarantee;

                  WHEREAS, pursuant to the Pass Through Trust Agreement and each of the Pass Through Trust Supplements set forth in Schedule I hereto (collectively, the "PASS THROUGH TRUST AGREEMENTS"), on the Refinancing Date (as defined in Section 1 of the Refunding Agreement), four separate grantor trusts (collectively, the "PASS THROUGH TRUSTS" and, individually, a "PASS THROUGH TRUST") will be created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale by each Pass Through Trust of pass through certificates pursuant thereto (collectively, the "CERTIFICATES");

                  WHEREAS, the proceeds from the issuance and sale of the Certificates by each Pass Through Trust will be applied in part by the Pass Through Trustee at the Closing to purchase from the Owner Trustee, on behalf of each Pass Through Trust, all of the Refinancing Secured Certificates bearing the same interest rate as the Certificates issued by such Pass Through Trust;

                  WHEREAS, concurrently with the execution and delivery of this Amendment, (i) Westdeutsche Landesbank Girozentrale, acting through its New York branch (the "LIQUIDITY PROVIDER") entered into three revolving credit agreements (each, a "LIQUIDITY FACILITY"), one for the benefit of the holders of Certificates of each Pass Through Trust (other than Northwest Airlines 1996-1D Pass Through Trust, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust; and (ii) the Pass

Through Trustee, the Liquidity Provider and the Subordination Agent entered into the Intercreditor Agreement, dated as of the date hereof (the "INTERCREDITOR AGREEMENT"); and

                  WHEREAS, the Refinancing Secured Certificates will be held by the Subordination Agent pursuant to the Intercreditor Agreement on behalf of the Pass Through Trusts;

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree that the Original Participation Agreement is amended as follows:

                  SECTION 1. AMENDMENT OF SECTION 1(d) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 1(d) of the Original Participation Agreement and all references thereto in the Original Participation Agreement are hereby deleted.

                  SECTION 2. AMENDMENT OF SECTION 5 OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 5 of the Original Participation Agreement is hereby amended to delete the phrase "and this Agreement" wherever it appears and to add the following sentence at the end:

                  The identity of the Owner Participant shall not be disclosed in any prospectus, offering memorandum or similar document or supplement or amendment thereto to be used in connection with the public offering of securities representing interests in the Secured Certificates.

                  SECTION 3. AMENDMENT OF SECTION 7(b) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 7(b) of the Original Participation Agreement is hereby amended by (i) adding the words "or the issuance or transfer of the Pass Through Certificates" after the words "transfer thereof" in clause (i)(E) thereof, (ii) deleting from clause (ii)(3) thereof the words "a Loan Participant or any Certificate Holder", (iii) deleting from clause (ii)(5) thereof the words and punctuation "a Loan Participant, any Certificate Holder,", and (iv) deleting from clause (ii)(9) thereof the words and punctuation ", a Loan Participant or any Certificate Holder" and the words "of either".

                  SECTION 4. AMENDMENT OF SECTION 7(c) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 7(c) of the Original Participation Agreement is hereby amended by (i) deleting the word "and" between the words "expenses" and "Transaction Expenses" in the second parenthetical phrase of the first paragraph thereof and substituting a comma therefor, (ii) inserting after the phrase "to
Section 16 hereof" in such second parenthetical phrase the words "and Refinancing Expenses to the extent not required to be paid by the Owner Trustee or the Owner Participant pursuant to Section 11(a) of the Refunding Agreement",
(iii) inserting the words and punctuation "and, only in the case of the Indemnitee who is the Subordination Agent, the Intercreditor Agreement and the Liquidity Facilities" after the words "in respect thereof" in the first clause
(A) thereof, and (iv) adding the words and punctuation "the Intercreditor Agreement, the Liquidity Facilities or the Pass Through Trust Agreements" after the words "Operative Documents" in the second clause (A) thereof and in the second clause (B) thereof.

                  SECTION 5. AMENDMENT OF SECTION 8(c) OF THE ORIGINAL PARTICIPATION AGREEMENT. The second, third, fourth, fifth and sixth sentences of
Section 8(c) of the Original Participation Agreement are hereby amended in their entirety to read as follows:

                  The Owner Participant agrees, solely for the benefit of Lessee and the Loan Participants, that if (i) it shall cease to be, or believes itself likely to cease to be, a Citizen of the United States and (ii) the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Federal Aviation Act and regulations then applicable thereunder, then the Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) promptly effect a voting trust, voting powers agreement or other similar arrangements or take any other action as may be necessary to prevent any deregistration and to maintain the United States registration of the Aircraft. It is agreed that: (A) the Owner Participant shall be liable to pay on request to each of the other parties hereto and to each holder of a Secured Certificate for any damages suffered by any such other party or holder as the result of the representation and warranty of the Owner Participant in the first sentence of this Section 8(c) proving to be untrue as of the Delivery Date; and (B) the Owner Participant shall be liable to pay on request to Lessee, any Sublessee and the Loan Participants for any damages which may be incurred by Lessee, any Sublessee or the Loan Participants as a result of the Owner Participant's failure to comply with its obligations pursuant to the second sentence of this
                  Section 8(c). Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to cooperate with the Owner Participant in complying with its obligations under the provisions of the second sentence of this Section 8(c). First Security Bank of Utah, National Association, in its individual capacity, agrees that if at any time a responsible officer or responsible employee of the Corporate Trust Department of First Security Bank of Utah, National Association, shall obtain actual knowledge that First Security Bank of Utah, National Association, has ceased to be a Citizen of the United States without making use of a voting trust, voting powers agreement or similar arrangement, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any material adverse effect on the Loan Participants, Lessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement. If the Owner Participant or First Security Bank of Utah, National Association, in its individual capacity, does not comply with the requirements of this Section 8(c), the Owner Trustee, the Indenture Trustee and the Participants hereby agree that an Event of Default (or an event which would constitute an Event of Default but for lapse of time or the giving of notice or both) shall not have occurred and be continuing under the Lease due to non-compliance by Lessee with the registration requirements in the Lease.

                  SECTION 6. AMENDMENT OF SECTION 8(d) OF THE ORIGINAL PARTICIPATION AGREEMENT. The second sentence of Section 8(d) of the Original Participation Agreement is hereby amended in its entirety to read as follows:

                           First Security Bank of Utah, National Association in
                  its individual capacity, agrees that it will not change the location of its principal place of business or the place where its records concerning the Aircraft and all of its interest in, to and under the Operative Documents to which it is a party are kept to a location outside of Salt Lake City, Utah, without prior written notice to all parties.

                  SECTION 7. AMENDMENT OF SECTION 8(f) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(f) of the Original Participation Agreement is hereby amended to read in its entirety as follows:

                           The Owner Participant and the Indenture Trustee agree
                  that, if, at any time after the Depreciation Period, (i) Lessee has requested their consent to the registration of the Aircraft, at Lessee's expense, in a country other than the United States in the name of the Owner Trustee (or, if appropriate in the name of Lessee or a Sublessee as a "lessee" or a "sublessee") and (ii) the Owner Participant has not determined, acting reasonably, that such other country would not provide substantially equivalent protection for the rights of owner participants or lessors in similar transactions as provided under United States law, the Owner Participant will not unreasonably withhold its consent to such change of registration (it being agreed that if such country is not the United Kingdom, a member of the European Economic Community or a party to the Convention on the International Recognition of Rights in Aircraft, Geneva, 1948, Lessee's inability to deliver an opinion (reasonably satisfactory in form and substance to the Owner Participant) of counsel acceptable to the Owner Participant in such proposed country of registry to the effect that the courts of such country would give effect to the title, registry and priority of the lien under the Trust Indenture substantially to the same extent as if such country were a party to said Convention shall constitute reasonable grounds for a determination that such country would not provide such protection), and if said consent is given, the Owner Participant will instruct the Owner Trustee to, and the Indenture Trustee shall, take whatever action is necessary or appropriate to effectuate such change of registration; provided, however, that prior to any such change in the country of registry of the Aircraft, the Owner Participant and the Indenture Trustee shall have received:

                                 (i) assurances reasonably satisfactory to the
                         Owner Participant (A) to the effect that the insurance provisions of the Lease have been complied with after giving effect to such change of registry,
                         (B) of the payment by Lessee of any expenses of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Loan Participants in connection with such change of registry, (C) to the effect that the original indemnities in favor of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Loan Participants, under this Agreement, the Trust Indenture and the Tax Indemnity Agreement afford each such party substantially the same protection as provided prior to such change of registry, (D) as to the continued status of the Trust Indenture as a first priority lien on the Trust Indenture Estate, (E) that such change will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify the Owner Participant, the Loan Participants, the Indenture Trustee, the Owner Trustee (or any successor, assign or affiliate thereof) or the Trust Estate pursuant to Section 7(b) hereof and (F) that such new country of registry imposed aircraft maintenance standards not materially different from those of the FAA; and

                                (ii) a favorable opinion of counsel reasonably
                         satisfactory to the Owner Participant in the new jurisdiction of registry (A) that the terms (including, without limitation, the governing-law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Trust Indenture are legal, valid, binding and enforceable in such jurisdiction, (B) that it is not necessary for the Owner Participant, the Owner Trustee or the Indenture Trustee to register or qualify to do business in such jurisdiction, (C) that there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant is available to cover such risk), and (D) to such further effect with respect to such other matters as the Owner Participant may reasonably request.

                  SECTION 8. AMENDMENT OF SECTION 8(h) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(h) of the Original Participation Agreement is hereby amended to read in its entirety as follows:

                           Each of First Security Bank of Utah, National
                  Association, in its individual capacity and the Owner Participant covenants and agrees that it shall not cause or permit to exist a Lessor Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate. Each of First Security Bank of Utah, National Association, in its individual capacity and the Owner Participant agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien attributable to it. Each of First Security Bank of Utah, National Association, in its individual capacity and the Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to it. The Owner Participant agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from any Taxes or Expenses (as such terms are defined in Section 7 hereof) imposed on the Trust Estate against which Lessee is not required to indemnify the Trust Estate pursuant to Section 7 hereof but excluding Taxes referred to in Section 7(b)(ii)(3) hereof.

                  SECTION 9. AMENDMENT OF SECTION 8(i) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(i) of the Original Participation Agreement is hereby amended by deleting the words and punctuation "The Connecticut Bank and Trust Company, National Association" and replacing them with the words "State Street Bank and Trust Company".

                  SECTION 10. AMENDMENT OF SECTION 8(j) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(j) of the Original Participation Agreement is hereby amended to read in its entirety as follows:

                           (j) Each Loan Participant, by its acceptance of a
                  Secured Certificate, represents and warrants as to itself: (i) that this Agreement constitutes a legal, valid and binding obligation of such Loan Participant enforceable against such Loan Participant in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) that such Loan Participant is duly organized and validly existing under the laws of the jurisdiction of its incorporation; and (iii) that such Loan Participant has full power, authority and legal right to carry out the terms of this Agreement.

                  SECTION 11. AMENDMENT OF SECTION 8(k) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(k) of the Original Participation Agreement is hereby amended to read in its entirety as follows:

                           Each Loan Participant represents and warrants that
                  the Secured Certificate to be issued to it pursuant to the Trust Indenture is being acquired by it without a view to resale or distribution (it being understood that such Loan Participant may pledge or assign as security its interest in the Secured Certificate issued to it), provided, that the disposition of its property shall at all times be and remain within its control, except that the Loan Participants may sell, transfer or otherwise dispose of any Secured Certificate or any portion thereof, or grant participations therein, in a manner which in itself does not violate the registration requirements under the Securities Act of 1933, as amended.

                  SECTION 12. AMENDMENT OF SECTION 8(m) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(m)(i) of the Original Participation Agreement is hereby amended to read in its entirety as follows:

                  it is a Citizen of the United States, will notify promptly all parties to this Agreement if in its reasonable opinion its status as a Citizen of the United States without making use of any voting trust, voting powers agreement or similar arrangement is likely to change and that it will resign as Indenture Trustee as provided in Section 8.02 of the Trust Indenture if it should cease to be a Citizen of the United States without making use of any voting trust, voting powers agreement or similar arrangement;

                  SECTION 13. AMENDMENT OF SECTION 8(n) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(n) of the Original Participation Agreement is hereby amended by deleting all of the words appearing after the first sentence and substituting therefor the following:

                           A "Transferee" shall mean either (A) a bank or other
                  financial institution with a combined capital surplus and undivided profits of at least $60,000,000 or a corporation whose Net Worth is at least $60,000,000 determined in accordance with generally accepted accounting principles, or
                  (B) any subsidiary of such a bank, financial institution or corporation, provided that such bank, financial institution or corporation furnishes to the Owner Trustee, the Indenture Trustee and Lessee a guaranty with respect to the Owner Participant's obligations, in the case of the Owner Trustee, under the Trust Agreement and, in the case of the Indenture Trustee and Lessee, the Owner Participant's obligations hereunder, including but not limited to, under Section 8(c) and Section 8(h) hereof, in form and substance reasonably satisfactory to Lessee, the Owner Trustee and the Indenture Trustee; provided, however, that any Transferee shall not be an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person or a corporation or other entity controlling, controlled by or under common control with such an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person. Each such transfer to a Transferee shall be subject to the conditions that (M) upon giving effect to such transfer, the Transferee is a Citizen of the United States, and has full power and authority to enter into the transactions contemplated hereby, (N) the Transferee has the requisite power and authority to enter into and carry out the transactions contemplated hereby and such Transferee shall have delivered to Lessee, the Owner Trustee and the Indenture Trustee an opinion of counsel in form and substance reasonably satisfactory to such persons as to the due authorization, delivery, legal, valid and binding effect and enforceability of the agreement or agreements referred to in the next clause with respect to the Transferee, (O) the Transferee enters into an agreement or agreements, in form and substance reasonably satisfactory to the Owner Trustee, Lessee and the Indenture Trustee, whereby the Transferee confirms that it shall be deemed a party to this Agreement and a party to the Trust Agreement and agrees to be bound by all the terms of, and to undertake all of the obligations of the transferor Owner Participant contained in, the Owner Participant Documents (to the extent of the participation so transferred to it) and makes the representations and warranties made by the Owner Participant thereunder, (P) such transfer does not affect registration of the Aircraft under the Federal Aviation Act, or any rules or regulations promulgated thereunder or create a relationship which would be in violation thereof or violate any provision of the Securities Act of 1933, as amended, or any other applicable Federal or state law, (Q) the transferor Owner Participant assumes the risk of any loss of Interest Deductions, Amortization Deductions, FSC Benefits and ACRS Deductions and the risk of any Inclusion Event (each as defined in the Tax Indemnity Agreement) resulting from such transfer, and (R) the transferor Owner Participant pays all of its expenses (including, without limitation, fees and expenses of counsel) incurred by the transferor Owner Participant in connection with such transfer and causes to be paid all of the expenses (including, without limitation, fees and expenses of counsel) incurred by the Transferee in connection with such transfer. Upon any such transfer by the Owner Participant as above provided, the Transferee shall be deemed the Owner Participant for all purposes hereof and of the other Operative Documents and each reference herein to the transferor Owner Participant shall thereafter be deemed for all purposes to be to the Transferee and the transferor Owner Participant shall be relieved of all obligations of the transferor Owner Participant under the Owner Participant Documents and the Refunding Agreement arising after the date of such transfer except to the extent fully attributable to or arising out of acts or events occurring prior thereto and not assumed by the Transferee (in each case, to the extent of the participation so transferred). If the Owner Participant intends to transfer any of its interests hereunder, it shall give 25 days' prior written notice thereof to the Indenture Trustee, the Owner Trustee and the Lessee, specifying the name and address of the proposed Transferee. For purposes of this paragraph, "Net Worth" shall mean the excess of total assets over total liabilities, each to be determined in accordance with generally accepted accounting principles consistently applied.

                  SECTION 14. AMENDMENT OF SECTION 8(p) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(p) of the Original Participation Agreement is hereby amended to read in its entirety as follows:

                           First Security Bank of Utah, National Association,
                  and State Street Bank and Trust Company, each in its individual capacity, agrees for the benefit of Lessee to comply with the terms of the Trust Indenture which it is required to comply with in its individual capacity.

                  SECTION 15. AMENDMENT OF SECTION 8(q)(A) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(q)(A) of the Original Participation Agreement is hereby amended to read in its entirety as follows:

                           The Owner Participant represents and warrants that it
                  is not acquiring its interest in the Trust Estate, any Secured Certificate or any interests represented thereby with the assets of any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or of any "plan" within the meaning of
                  Section 4975(e)(1) of the Code. Each Loan Participant, by its acceptance of a Secured Certificate, agrees that it will not transfer any Secured Certificate (or any part thereof) to any entity (except pursuant to Section 2.14 of the Trust Indenture) unless such entity makes (or is deemed to have made) a representation and warranty as of the date of transfer that either no part of the funds to be used by it for the purchase of such Secured Certificate (or any part thereof) constitutes assets of any "employee benefit plan" or that such transfer will not result in a prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA); provided, that no such transfer shall be effective, and the Indenture Trustee shall not register any Secured Certificate until the intended transferee has made, or is deemed to have made, one of the representations referred to above. The Owner Participant agrees that it will not transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement or any proceeds therefrom to any entity unless such entity makes (or is deemed to have made) a representation and warranty as of the date of transfer that either no part of the funds to be used by it for the purchase of such right, title and interest (or any part thereof) constitutes assets of any "employee benefit plan" or that such transfer will not result in a prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA); provided, that no such transfer shall be effective and any attempt by the Owner Participant to make such a transfer shall be null and void and of no effect until the intended transferee has made, or is deemed to have made, one of the representations referred to in this sentence. The Pass Through Trustee agrees that it will not agree to any amendment, modification or waiver of Section 1.01(e)(i) of the initial supplement (other than the initial supplement related to the Northwest Airlines 1996-1A Pass Through Trust) to each Pass Through Trust Agreement without the prior written consent of the Owner Participant.

                  SECTION 16. AMENDMENT OF SECTION 8(u) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(u) of the Original Participation Agreement is hereby amended by deleting the words and punctuation "The Connecticut Bank and Trust Company, National Association" each time they appear therein and replacing them with the words "State Street Bank and Trust Company".

                  SECTION 17. AMENDMENT OF SECTION 8(x) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(x) of the Original Participation Agreement is hereby amended by adding a new second and third paragraph thereto at the end thereof:

                           Notwithstanding the foregoing, Lessee shall not be
                  entitled to assume the obligations of the Owner Trustee in respect of the Secured Certificates unless Lessee causes to be delivered to the Indenture Trustee an opinion of counsel to the effect that (i) the Lien of the Trust Indenture continues to be a valid and duly perfected first priority security interest in and to the Aircraft and (ii) the Indenture Trustee should be entitled to the benefits of 11 U.S.C. Section 1110; provided that the opinion required by subclause (ii) need only be given if immediately prior to such assumption the Owner Trustee should have been entitled to the benefits of 11 U.S.C.
                  Section 1110.

                           In the event that Lessee has determined that it
                  intends to exercise a purchase option set forth in Section 9(b) or 19(d) of the Lease and in connection therewith will assume the Secured Certificates, but Lessee determines that the opinion required by subclause (ii) of the preceding paragraph is unavailable, then, in lieu of assuming the obligations of the Owner Trustee in respect of the Secured Certificates, Lessee shall have the option, exercisable by written notice to the Owner Participant, the Owner Trustee and the Indenture Trustee accompanied by an opinion of counsel addressed to the Indenture Trustee to the effect that, after the transfer referred to below (i) the Lien of the Trust Indenture will continue to be a valid and duly perfected first priority security interest in and to the Aircraft and (ii) the Indenture Trustee should be entitled to the benefits of 11 U.S.C. Section 1110 to the same extent as the Indenture Trustee was entitled to such protection prior to such transfer, to require the Owner Participant to transfer, at the sole cost and expense of Lessee, its entire interest in and to this Agreement, the Trust Estate and the Trust Agreement to a company designated by Lessee (which may be an Affiliate of Lessee), otherwise meeting the requirements for a Transferee under Section 8(n) hereof (without regard to the proviso to the second sentence thereof), upon payment to the Owner Participant of all amounts the Owner Participant would have been entitled to receive under the Operative Documents had Lessee exercised and performed such purchase option as to the Aircraft, such amounts to be mutually determined by the Owner Participant and Lessee; provided, that, if such transfer is to an Affiliate of Lessee, Lessee shall also furnish an opinion of counsel addressed to the Indenture Trustee to the effect that no part of the trust created by the Trust Agreement (but only such Affiliate's beneficial interest in such trust) and no right, title or interest under the Trust Indenture Estate shall be included in, or subject to, any declaration or adjudication of, or proceedings with respect to the bankruptcy, insolvency or liquidation of such Affiliate. If Lessee elects to exercise the foregoing option, such transfer shall be fully performed no later than the date upon which the related purchase option would have been required to be performed. The Owner Trustee, the Owner

                  Participant and the Indenture Trustee shall cooperate with Lessee in facilitating performance of the foregoing. In the event that Lessee exercises the option set forth in this paragraph, Lessee shall cause to be delivered on the effective date of the transfer of a confirmation as of such date (after giving effect to such transfer) of the opinion delivered with Lessee's notice and such additional documentation concerning the transfer as the Indenture Trustee or the Owner Trustee shall reasonably request.

                  SECTION 18. AMENDMENT OF SECTION 8(y) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(y) of the Original Participation Agreement is hereby amended by (i) deleting the words and punctuation "citizen of the United States as defined in Section 101(16) of the Federal Aviation Act and shall be a United States certificated air carrier under Section 401 of the Federal Aviation Act of 1958, as amended" in Section 8(y)(i) and replacing them with the words "Certificated Air Carrier", (ii) deleting the words "each" the first time it appears in Section 8(y)(ii) and replacing it with the words "the Owner", (iii) deleting the words "such" the first time it appears in Section 8(y)(ii) and replacing it with the words "the Indenture Trustee and the Owner", (iv) inserting in Section 8(y)(ii) after the words "Purchase Agreement Assignment", the words and punctuation ", the Refunding Agreement", (v) deleting the word "each" the first time it appears in Section 8(y)(iv) and replacing it with the words "the Owner", and (vi) deleting the word "Participants" the first time it appears in Section 8(y)(iv) and replacing it with the words "the Indenture Trustee and the Owner Participant".

                  SECTION 19. AMENDMENT OF SECTION 8(dd) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 8(dd) of the Original Participation Agreement is hereby deleted.

                  SECTION 20. AMENDMENT OF SECTION 9 OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 9 of the Original Participation Agreement is hereby deleted.

                  SECTION 21. AMENDMENT OF SECTION 10 OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 10 of the Original Participation Agreement is hereby amended by deleting the first and second sentences thereof and substituting the following:

                  Each of the Owner Participant and the Owner Trustee hereby agrees with Lessee (A) to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it; (B) not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely affecting such party without the prior written consent of such party; and (C) not to revoke the Trust Agreement without the prior written consent of Lessee and the Indenture Trustee. So long as the Lease has not been terminated, the Indenture Trustee and the Owner Trustee hereby agree for the benefit of Lessee that without the consent of Lessee they will not (i) amend or modify Article III or IX of the Trust Indenture, (ii) make any amendment which will affect the stated principal amount or interest on the Secured Certificates or (iii) amend or modify the provisions of
                  Section 2.05 of the Trust Indenture.

                  SECTION 22. AMENDMENT OF SECTION 13(b) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 13(b) of the Original Participation Agreement is hereby amended by deleting the words "at the foot of this Agreement" in clause (A) of the second sentence thereof and substituting therefor the words "on the signature pages to the Refunding Agreement".

                  SECTION 23. AMENDMENT OF SECTION 14 OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 14 of the Original Participation Agreement is hereby amended by deleting the proviso in the first sentence and substituting therefore the following:

                  "provided that (A) Lessee shall provide such additional tax indemnification as the Owner Participant and the Indenture Trustee may reasonably request, (B) the rights and obligations under the Operative Documents of the Owner Participant and the Indenture Trustee shall not be altered as a result of the taking of such action, (C) the lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action, and (D) the Owner Participant and the Indenture Trustee shall have received an opinion or opinions of counsel (satisfactory to the Owner Participant and the Indenture Trustee), in scope, form and substance satisfactory to the Owner Participant and the Indenture Trustee to the effect that
                  (I) the trust, as thus removed, shall remain a validly established trust, (II) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (III) such removal will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify the Owner Participant, the Loan Participants, the Indenture Trustee, the Owner Trustee or the Trust Estate pursuant to Section 7(b) hereof (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), (IV) such removal will not result in any Loss of Interest Deductions or MACRS Deductions or FSC Benefits or an Inclusion Event (as defined in the Tax Indemnity Agreement) with respect to which Lessee is not required to indemnify the Owner Participant pursuant to
                  Section 4 of the Tax Indemnity Agreement (taking into account any additional Indemnification provided by Lessee pursuant to clause (A) of this sentence), (V) if such removal involves the replacement of the Owner Trustee, an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to the Indenture Trustee and to the Owner Participant covering the matters described in Section 4(a)(xiii) hereof, and (VI) covering such other matters as the Indenture Trustee and the Owner Participant may reasonably request, and (E) Lessee shall indemnify and hold harmless the Owner Participant, the Indenture Trustee and the Loan Participants on a net after-tax basis against any and all reasonable and actual costs and expenses including counsel fees and disbursements, registration fees, recording or filing fees and taxes incurred by the Owner Trustee, the Owner Participant, the Indenture Trustee and the Loan Participants in connection with such change of situs.

                  SECTION 24. AMENDMENT OF SECTION 15(a) OF THE ORIGINAL PARTICIPATION AGREEMENT. Section 15(a) of the Original Participation Agreement is hereby amended to read in its entirety as follows:

                           Section 15. Miscellaneous. (a) The Owner Participant
                  covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, under the terms of the Lease which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor.

                  SECTION 25. ASSUMPTION OF OBLIGATIONS BY THE INDENTURE TRUSTEE. The Indenture Trustee, in its individual capacity and as Indenture Trustee, hereby accepts its appointment as Indenture Trustee under the Operative Documents and accepts the estates, properties, rights, powers and obligations of the Indenture Trustee in each of the Operative Documents. The Indenture Trustee hereby makes and agrees to, and incorporates by reference herein, in its individual capacity or as Indenture Trustee, as the case may be, the representations, warranties and covenants made and agreed to by the Original Indenture Trustee in each of the Operative Documents to which at any time the Original Indenture Trustee was a party or by which at any time it was bound, in its individual capacity or as the Indenture Trustee. Such representations, warranties and covenants shall be deemed to be made and agreed by the Indenture Trustee as of the date hereof and for the benefit of the other parties to the Operative Documents as set forth therein, their successors and permitted assigns.

                  SECTION 26. RATIFICATION. Except as hereby modified, the Original Participation Agreement shall continue in full force and effect as originally executed. From and after the date of this Amendment, each and every reference in the Participation Agreement, as amended hereby, to "this Agreement", "herein", "hereof" or similar words or phrases referring to the Participation Agreement or any word or phrase referring to a section or provision of the Participation Agreement is deemed for all purposes to be a reference to the Participation Agreement or such section or provision as amended pursuant to this Amendment.

                  SECTION 27. MISCELLANEOUS. (a) Each of the parties hereto agrees that the transactions contemplated hereby shall constitute one of the four refinancing operations permitted in Section 17 of the Participation Agreement.

                  (b) Each party hereto acknowledges and agrees that each of the Pass Through Trustee is a Loan Participant under the Participation Agreement, the Lease and the other Operative Documents, and is entitled to the benefits of the covenants and other provisions therein running in favor of the Loan Participants, and to the security purported to be afforded by the Trust Indenture, but that (i) no Pass Through Trustee has any liability arising out of any actions or inactions of the Original Loan Participant or any prior Certificate

Holder or any event or condition which occurred or existed prior to the Closing,
(ii) no Pass Through Trustee is making any representations or warranties other than those set forth in the Refunding Agreement and such other representations and warranties in the Operative Documents to the extent such representations and warranties relate to a date after the Closing Date, and (iii) no Pass Through Trustee has any liability or obligation under any covenant in any of such agreements for any period prior to the Closing.

                  (c) This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Indenture Trustee and the Owner Trustee. The terms of this Amendment shall be binding upon, and inure to the benefit of, Lessee and its successors and assigns, each Loan Participant and its successors and assigns, the Owner Participant and its successors and assigns, each Certificate Holder and its successors and registered assigns, the Indenture Trustee and its successors as Indenture Trustee under the Trust Indenture and the Owner Trustee and its successors as Owner Trustee under the Trust Agreement. THIS AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AMENDMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        NORTHWEST AIRLINES, INC.,
                                           Lessee



                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        FIRST SECURITY BANK OF UTAH, NATIONAL
                                        ASSOCIATION,
                                           not in its individual capacity,
                                           except as expressly provided herein,
                                           but solely as Owner Trustee



                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        STATE STREET BANK AND TRUST COMPANY,
                                           as Pass Through Trustee under each of
                                           the Pass Through Trust Agreements



                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        [                                     ],
                                           as Owner Participant



                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        STATE STREET BANK AND TRUST COMPANY OF
                                        CONNECTICUT, NATIONAL ASSOCIATION,
                                           as Subordination Agent



                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        STATE STREET BANK AND TRUST COMPANY,
                                           in its individual capacity and as
                                           Indenture Trustee



                                        By:  ___________________________________
                                             Name:
                                             Title:

                                                                   SCHEDULE I TO
                                                         PARTICIPATION AGREEMENT

                          PASS THROUGH TRUST AGREEMENTS

1. Pass Through Trust Agreement, dated as of June 3, 1996, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company, as supplemented by Trust Supplement No. 1996-1A, dated as of June 12, 1996.

2. Pass Through Trust Agreement, dated as of June 3, 1996, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company, as supplemented by Trust Supplement No. 1996-1B, dated as of June 12, 1996.

3. Pass Through Trust Agreement, dated as of June 3, 1996, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company, as supplemented by Trust Supplement No. 1996-1C, dated as of June 12, 1996.

4. Pass Through Trust Agreement, dated as of June 3, 1996, among Northwest Airlines Corporation, Northwest Airlines, Inc., and State Street Bank and Trust Company, as supplemented by Trust Supplement No. 1996-1D, dated as of June 12, 1996.